Innovex Announces Fourth-Quarter and Full Year 2025 Results

HOUSTON, February 23, 2026 – Innovex International, Inc. (NYSE: INVX) (“Innovex,” the “Company” or “we”) today announced financial and operating results for the fourth quarter and full year 2025.

Fourth Quarter and Full Year Highlights

•
Revenue of $274 million for Q4, up 14% quarter over quarter
•
Net Income of $14 million and Net Income Margin of 5% for Q4
•
Adjusted EBITDA1 of $52 million and Adjusted EBITDA Margin1 of 19% for Q4
•
Net Cash Provided by Operating Activities of $52 million for Q4
•
Free Cash Flow1 of $43 million for Q4 and $156 million for full year 2025
•
Income from Operations of $133 million for full year 2025
•
Return on Capital Employed1 of 10% for full year 2025
•
$203 million of cash and cash equivalents and no bank debt at year end
•
Delivered first subsea wellhead products under the global Innovex-OneSubsea alliance
•
Completed tenth successful XPak installation in Brazil’s pre-salt fields
•
Made significant progress exiting the legacy Eldridge facility; full completion expected by the end of Q2 2026

(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income, Free Cash Flow to net cash provided by operating activities and ROCE to income from operations, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation tables accompanying this release.

Adam Anderson, CEO, commented, “We delivered a strong finish to 2025, with revenues exceeding the high end of our guidance range due to higher-than-expected subsea deliveries, revenue synergies from the DWS and Citadel acquisitions, and new product introductions. Despite a softer macro environment, we continued to grow market share across the U.S. Land, Offshore, and International markets while also generating substantial Free Cash Flow. During the quarter, we successfully deployed our tenth XPak expandable liner hanger in Brazil’s pre-salt fields and are excited by the significant interest we see in this technology in other deepwater basins. We adapted the XPak expandable liner for use onshore and deployed it for a major independent operator in the quarter, enabling our customer to drill some of the Permian’s most technically complex wells. This is but one example of how our innovation flywheel – powered by deep customer relationships and disciplined execution – enables us to organically expand our footprint with differentiated products that solve meaningful customer challenges.”

Kendal Reed, CFO, continued, “Our capital-light business model and disciplined cost control continued to drive strong Free Cash Flow in the fourth quarter and full year 2025. We converted approximately 83% of our Adjusted EBITDA into Free Cash Flow in Q4 and for the year 2025. We ended the year with approximately $203 million of cash and no bank debt, providing significant financial flexibility as we examine a deep pipeline of inorganic investment opportunities that align with our ‘small ticket, big impact’ strategy. All investment opportunities are evaluated against our share repurchase authorization, as we are committed to maximizing financial returns for our stockholders.”

Financial Summary

	Three months ended			Twelve months ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$273,602	$240,000	$250,687	$978,251	$660,803
Net Income	13,968	39,228	31,789	83,298	140,325
Net Income (Loss) % Revenue	5%	16%	13%	9%	21%
Adjusted EBITDA (1)	52,108	43,613	49,063	188,285	138,501
Adjusted EBITDA Margin (1)	19%	18%	20%	19%	21%
Net cash provided by operating activities	52,238	48,374	36,345	190,912	93,439
Free Cash Flow (1)	43,311	36,522	28,718	155,780	79,845
Income from operations	25,796	62,284	26,912	132,625	49,075

	Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2023
ROCE (1)	10%	12%	22%

(1) Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables below.

Operational & Financial Results

Kendal Reed, CFO, commented, “In NAM Land, revenues outperformed underlying activity levels primarily due to expanded adoption of our drilling enhancement, well construction, and completion technologies. Cross-selling across the platform also gained traction as customers increasingly deployed multiple Innovex solutions together in the same wellbores. This integrated sales approach supported strong revenue growth, margins, and Free Cash Flow in the fourth quarter. We also delivered a significantly higher volume of subsea products during Q4 than our original expectations. These deliveries drove stronger revenue and cash flows despite weighing on our corporate margins. We expect these low-margin subsea projects to continue to weigh on margins in the first half of 2026. The expected exit of the Eldridge facility in the second quarter is a foundational element of our plan to improve these margins. We expect a reduced manufacturing footprint, improved on-time delivery, and optimized bidding practices to drive improved subsea margins by year-end 2026.”

Adam Anderson, CEO, concluded, “We continue to expand our addressable market by broadening our suite of differentiated products and technologies while simultaneously growing our international and offshore footprint. We are pleased with operational momentum in Saudi Arabia, where we inaugurated our manufacturing facility during the quarter, further strengthening our commitment to and partnership with the Kingdom. In the Far East, we delivered our first subsea wellhead project under the global Innovex-OneSubsea alliance; this partnership has already expanded the addressable market for our subsea product line, enhancing our strong position in the subsea market. In Mexico, we substantially completed deliveries of subsea wellheads and large-diameter tubulars for a major offshore development, reflecting strong project execution and coordination across our global supply chain. I’m excited about the trajectory of our subsea business. We have recently been awarded a number of significant projects in Asia, as well as a smaller award in the Mediterranean. We also recently won a landmark subsea wellhead contract in Brazil working for an IOC we have not worked with in over a decade – another example that our subsea strategy is gaining momentum. We plan to build on this commercial momentum in 2026, while remaining focused on improving margins, enhancing the customer experience, and unlocking long-term value for our stockholders.”

Balance Sheet, Debt, Cash Flow & Other

Net cash provided by operating activities was $52 million for the fourth quarter of 2025, while capital expenditures totaled $9 million (approximately 3% of revenue) for the fourth quarter of 2025.

Innovex generated Free Cash Flow of $43 million during the fourth quarter of 2025 and ended the quarter with approximately $203 million of cash and cash equivalents and no bank debt.

Innovex maintains a strong liquidity position and disciplined balance sheet to preserve flexibility and support high-return capital allocation opportunities. We continue to focus on M&A opportunities with strong quantitative and qualitative characteristics.

Return on Capital Employed (“ROCE”)

Innovex’s efficient capital allocation and capital-light business model enable the Company to generate strong returns on our invested capital. Income from operations for the twelve months ended December 31, 2025 was $133 million. Return on Capital Employed (“ROCE”) for the twelve months ended December 31, 2025 was 10%. We remain focused on capital efficiency, which we believe is a key driver of sustainable value creation for our stockholders.

Q1 2026 Guidance

Looking to the first quarter of 2026, Innovex expects to generate $225 - $235 million in total revenue. Innovex expects to generate Adjusted EBITDA of $38 - $42 million in the first quarter of 2026. The sequential revenue decrease is primarily due to lower subsea deliveries, reflecting normal seasonality as well as the earlier-than-anticipated execution of certain deliveries originally planned for the first quarter.

Conference Call Details

Management will host a conference call and a webcast to discuss the financial results on February 24, 2026, at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time. The presentation is open to all interested parties and may include forward-looking statements. To access the call, please dial in approximately ten minutes before the start of the call.

Date / Time: February 24, 2026 - 8:00 a.m. Central Time

Webcast: https://events.q4inc.com/attendee/679113791

U.S. Toll-Free Dial-In: (800) 715-9871

International Dial-In: +1 (646) 307-1963

Conference ID: 6623648

For those unable to participate in the live call, an audio replay will be available following the call through midnight Tuesday, March 3, 2026. To access the replay, please call (800) 770-2030 or +1 (609) 800-9909 (International) and enter playback ID 6623648 followed by the # key. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Innovex International, Inc.

Innovex International, Inc. (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc. and Innovex Downhole Solutions, Inc.

Innovex’s comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering costs, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East, and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information, including statements regarding the Company’s share repurchase authorization. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risks related to the Company’s merger and acquisition activities, including the ultimate outcome and results of integrating operations, the effects of the Company’s merger and acquisition activities (including the Company’s future financial condition, results of operations, strategy and plans), potential adverse reactions or changes to business relationships resulting from the completion of mergers and acquisitions, expected benefits from mergers and acquisitions and the ability of the Company to realize those benefits, the significant costs required to integrate operations, whether merger or acquisition-related litigation will occur and, if so, the results of any litigation, settlements and investigations, operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; acts of terrorism, war or political or civil unrest in the United States or elsewhere; loss or corruption of our information or a cyberattack on our computer systems; the risks related to economic conditions and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Eric Wells

Chief of Staff

investors@innovex-inc.com

(346) 398-0000

Innovex International, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended			Twelve months ended
(in thousands, except share and per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues	$273,602	$240,000	$250,687	$978,251	$660,803
Cost of revenues	194,488	164,057	165,817	674,971	428,172
Selling, general and administrative expenses	32,035	35,574	38,278	128,793	116,181
(Gain) loss on sale of assets	1,364	(40,918)	(167)	(39,825)	(654)
Depreciation and amortization	15,461	15,362	12,039	60,742	31,207
Impairment of long-lived assets	—	—	—	3,427	3,522
Acquisition and integration costs	4,458	3,641	7,808	17,518	33,300
Income from operations	$25,796	$62,284	$26,912	$132,625	$49,075
Interest expense	654	677	375	2,582	2,430
Other (income) expense, net	(1,825)	303	700	(1,828)	298
Equity method earnings	—	—	(386)	—	(2,616)
Bargain purchase loss (gain)	—	3,342	6,847	3,342	(85,812)
Gain on consolidation of equity method investment	—	—	(8,037)	—	(8,037)
Income before income taxes	$26,967	$57,962	$27,413	$128,529	$142,812
Income tax expense	12,999	18,734	(4,376)	45,231	2,487
Net income	$13,968	$39,228	$31,789	$83,298	$140,325
Foreign currency translation adjustment	289	1,314	(10,607)	12,947	(10,969)
Comprehensive income	$14,257	$40,542	$21,182	$96,245	$129,356
Earnings per common share
Basic	$0.20	$0.57	$0.47	$1.21	$2.82
Diluted	$0.20	$0.57	$0.47	$1.20	$2.77
Weighted average common shares outstanding
Basic	68,994,818	68,814,125	67,889,524	69,009,209	49,727,093
Diluted	69,641,691	69,265,300	68,044,174	69,381,412	50,627,004

Innovex International, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$203,407	$163,374	$73,278
Trade receivables, net	237,774	220,408	239,506
Inventories, net	248,433	275,197	271,173
Other current assets	38,433	51,373	57,434
Total current assets	728,047	710,352	641,391
Noncurrent assets
Property and equipment, net	158,874	158,685	190,786
Equity method investment	—	—	—
Goodwill and net intangibles	215,950	215,863	168,539
Right-of-use leases - operating, net	52,204	54,745	54,873
Deferred tax asset, net	102,375	104,132	134,540
Other long-term assets	10,857	10,133	7,354
Total noncurrent assets	540,260	543,558	556,092
Total assets	$1,268,307	$1,253,910	$1,197,483
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$60,711	$66,633	$65,201
Accrued expenses	49,148	45,680	60,593
Operating lease liabilities	12,670	12,785	10,547
Contract liabilities	11,986	10,286	13,463
Other current liabilities	6,940	7,010	2,387
Current portion of long-term debt and finance lease obligations	6,709	6,316	10,467
Total current liabilities	148,164	148,710	162,658
Noncurrent liabilities
Long-term debt and finance lease obligations	18,922	20,090	24,901
Operating lease liabilities	40,986	43,287	45,153
Other long-term liabilities	2,536	2,869	6,615
Total noncurrent liabilities	62,444	66,246	76,669
Total Liabilities	$210,608	$214,956	$239,327
Total stockholders’ equity	$1,057,699	$1,038,954	$958,156
Total liabilities and stockholders’ equity	$1,268,307	$1,253,910	$1,197,483

Innovex International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended			Twelve months ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from operating activities
Net Income	$13,968	$39,228	$31,789	$83,298	$140,325
Adjustments to reconcile net income to net cash provided by operating activities	28,065	1,848	9,782	88,333	(42,185)
Changes in operating assets and liabilities, net of amounts related to acquisitions	10,205	7,298	(5,226)	19,281	(4,701)
Net cash provided by operating activities	$52,238	$48,374	$36,345	$190,912	$93,439
Cash flows from investing activities
Payments on acquisitions, net of cash acquired	(2,499)	(500)	(65,521)	(83,668)	(65,521)
Capital expenditures	(8,927)	(11,852)	(7,627)	(35,132)	(13,594)
Proceeds from sale of property and equipment	1,468	89,907	1,194	100,059	3,247
Cash acquired in stock based business combination	—	—	—	—	154,312
Net cash (used in) provided by investing activities	$(9,958)	$77,555	$(71,954)	$(18,741)	$78,444
Cash flows from financing activities
Net borrowings (repayments) on line of credit	—	(29,000)	14,000	(14,000)	(9,200)
Net repayments on term loan	—	—	(1,249)	(11,429)	(6,282)
Payments on finance leases	(2,243)	(1,793)	(1,561)	(7,535)	(5,698)
Dividend payment	—	—	—	—	(74,983)
Other financing	(542)	(384)	(50)	(11,955)	(6,909)
Net cash (used in) provided by financing activities	$(2,785)	$(31,177)	$11,140	$(44,919)	$(103,072)
Effect of exchange rate changes on cash and cash equivalents	538	(159)	(2,148)	2,877	(2,939)
Net change in cash and cash equivalents	$40,033	$94,593	$(26,617)	$130,129	$65,872

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA (a non-GAAP measure) as net income before interest expense, income tax expense, depreciation and amortization, (gain)/loss on sale of assets and other expense, net, further adjusted to exclude certain items which we believe are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of our business operations and to compare our operating performance to our competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance. We track Adjusted EBITDA on an absolute dollar basis and as a percentage of revenue, which we refer to as Adjusted EBITDA Margin.

Free Cash Flow

We also utilize Free Cash Flow (a non-GAAP measure) to evaluate the cash generated by our operations and results of operations. We define Free Cash Flow as net cash provided by operating activities less capital expenditures, as presented in our Consolidated Statements of Cash Flows. Management believes Free Cash Flow is useful because it demonstrates the cash that was available in the period that was in excess of our needs to fund our capital expenditures. We track Free Cash Flow both on an absolute dollar basis and as a percentage of revenue. Free Cash Flow does not represent our residual cash flow available for discretionary expenditures, as we have non-discretionary expenditures, including, but not limited to, any principal payments required under the terms of our credit facility, which are not deducted in calculating Free Cash Flow.

Return on Capital Employed (ROCE)

We utilize Return on Capital Employed ("ROCE") (a non-GAAP measure) to assess the effectiveness of our capital allocation over time and to compare our capital efficiency to our competitors. We define ROCE as Income from Operations, before acquisition and integration costs and after tax (resulting in Adjusted Income from Operations, after tax) divided by average capital employed. Capital employed is defined as the combined values of debt and stockholders’ equity.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and ROCE do not represent and should not be considered alternatives to, or more meaningful than, net income and net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA, Free Cash Flow and ROCE may differ from computations of similarly titled measures of other companies. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure, see tables below.

Management has provided outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. A reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure has not been provided because guidance for the various reconciling items is not provided. The Company is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the Company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Innovex International, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

	Three months ended			Twelve months ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$273,602	$240,000	$250,687	$978,251	$660,803
Net income	13,968	39,228	31,789	83,298	140,325
Interest expense	654	677	375	2,582	2,430
Income tax expense	12,999	18,734	(4,376)	45,231	2,487
Depreciation and amortization	15,461	15,362	12,039	60,742	31,207
EBITDA	$43,082	$74,001	$39,827	$191,853	$176,449
Other non-operating (income) expense, net (1)	(1,825)	303	700	(1,828)	298
Loss (gain) on sale of assets	1,364	(40,918)	(167)	(39,825)	(654)
Impairment of long-lived assets	—	—	—	3,427	3,522
Acquisition and integration costs (2)	4,458	3,641	7,808	17,518	33,300
Equity method investment adjustment (3)	—	—	661	—	3,202
Bargain purchase loss (gain)	—	3,342	6,847	3,342	(85,812)
Gain on consolidation of equity method investment	—	—	(8,037)	—	(8,037)
Stock based compensation	5,029	3,244	1,424	13,798	13,248
IPO preparation expenses (4)	—	—	—	—	2,985
Adjusted EBITDA	$52,108	$43,613	$49,063	$188,285	$138,501
Net income (loss) % revenue	5%	16%	13%	9%	21%
Adjusted EBITDA margin	19%	18%	20%	19%	21%

(1) Primarily represents foreign currency exchange (gain) loss, (gain) loss on lease terminations, and other non-operating items.

(2) Consists of legal, accounting, advisory fees, move, severance and other integration costs associated with acquisitions, primarily related to Dril-Quip, DWS, SCF and Citadel. These costs are one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our business.

(3) Reflects the elimination of our percentage of interest expense, depreciation, amortization and other non-recurring expenses included within equity method earnings pertaining to our unconsolidated investment in DWS.

(4) Reflects legal, consulting and accounting fees and expenses related to IPO preparation.

Innovex International, Inc.

Reconciliation of Income from Operations to ROCE

(Unaudited)

	Twelve months ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024
Income from operations	$132,625	$133,741	$49,075
Plus: Acquisition and integration costs	17,518	20,868	33,300
Less: Income tax expense	(45,231)	(27,857)	(2,487)
Adjusted income from operations, after tax	$104,912	$126,752	$79,888
Beginning debt	35,368	23,046	50,390
Beginning equity	958,156	904,351	328,921
Ending debt	25,631	26,406	35,368
Ending equity	1,057,699	1,038,954	958,156
Average capital employed	$1,038,427	$996,379	$686,418
ROCE	10%	13%	12%

Innovex International, Inc.

Reconciliation of Net Cash from Operations to Free Cash Flow

(Unaudited)

	Three months ended			Twelve months ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$52,238	$48,374	$36,345	$190,912	$93,439
Capital expenditures	(8,927)	(11,852)	(7,627)	(35,132)	(13,594)
Free Cash Flow	$43,311	$36,522	$28,718	$155,780	$79,845

Innovex International, Inc.

Geographic Revenue Details

(Unaudited)

	Three months ended			Twelve months ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
North America Onshore ("NAM")
Product revenues	$93,767	$86,597	$75,397	$332,986	$286,802
Rental revenues	28,995	28,114	10,123	112,321	19,305
Service revenues	15,981	17,218	17,254	65,849	54,952
Revenue - North America Onshore	138,743	131,929	102,774	511,156	361,059
International & Offshore
Product revenues	108,926	79,205	108,675	352,307	240,592
Rental revenues	13,304	14,274	17,039	54,374	30,977
Service revenues	12,629	14,592	22,199	60,414	28,175
Revenue - International & Offshore	134,859	108,071	147,913	467,095	299,744
Total Revenue	$273,602	$240,000	$250,687	$978,251	$660,803